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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of El Paso Energy Partners, L.P. (the "Partnership"), El Paso Energy Partners Finance Corporation, and the Subsidiary Guarantors listed therein of: (A) our report dated February 28, 2002 (except for Note 18, as to which the date is June 28, 2002) relating to the consolidated financial statements of the Partnership and subsidiaries which appears in the Partnership's Current Report on Form 8-K/A dated July 19, 2002; (B) our report dated February 28, 2002 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., which appears in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2001; (C)(i) our report dated April 18, 2002 relating to the consolidated balance sheet of El Paso Energy Partners Company, (ii) our report dated April 15, 2002 relating to the balance sheets of El Paso Energy Partners Finance Corporation, (iii) our report dated April 18, 2002 relating to the combined financial statements of EPGT Texas Pipeline, L.P., El Paso Gas Storage Company and El Paso Hub Services Company, (iv) our report dated April 18, 2002 relating to the combined financial statements of EPGT Texas Pipeline, L.P., El Paso Gas Storage Company, El Paso Hub Services Company and the El Paso Field Services Gathering and Processing Businesses, each of which appears in the Partnership's Current Report on Form 8-K dated on April 22, 2002; and (D) our report dated August 10, 2002 relating to the combined financial statements of El Paso Field Services San Juan Gathering and Processing Businesses, Typhoon Gas Pipeline, Typhoon Oil Pipeline and Coastal Liquids Partners NGL Business, which appears in the Partnership's Current Report on Form 8-K dated August 12, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 12, 2002